UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12

SPARTACUS ACQUISITION CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This supplement (this “Supplement”) provides updated information with respect to the special meeting in lieu of the 2021 annual meeting of stockholders (the “Special Meeting”) of Spartacus Acquisition Corporation (“Spartacus”) to be held on October 27, 2021.

On or about September 20, 2021, Spartacus commenced distributing to its stockholders a Notice of the Special Meeting (the “Notice”) and a definitive proxy statement for the Special Meeting (the “Proxy Statement”). This Supplement is being included solely to update the Notice to include in the Notice that during the Special Meeting a complete list of Spartacus stockholders of record entitled to vote at the Special Meeting will be available for inspection by Spartacus stockholders at https://www.cstproxy.com/spartacusacquisitioncorp/sm2021. In addition, a complete list of Spartacus stockholders of record entitled to vote at the Special Meeting will be available for ten days before the Special Meeting at the principal executive offices of Spartacus for inspection by Spartacus stockholders during ordinary business hours for any purpose germane to the Special Meeting as previously disclosed in the Notice.

This Supplement is being filed with the Securities and Exchange Commission (the “SEC”) and is being made available to Spartacus’ stockholders on or about October 12, 2021. This Supplement should be read in conjunction with the Proxy Statement filed with the SEC on September 17, 2021.

Spartacus ACQUISITION CORPoration

6470 E Johns Crossing, Suite 490
Duluth, Georgia 30097

NOTICE OF SPECIAL MEETING IN LIEU OF 2021 ANNUAL MEETING OF STOCKHOLDERS OF Spartacus Acquisition Corporation

To Be Held on October 27, 2021

To the Stockholders of Spartacus Acquisition Corporation:

NOTICE IS HEREBY GIVEN that a special meeting in lieu of the 2021 annual meeting of stockholders (the “special meeting”), of Spartacus Acquisition Corporation, a Delaware corporation, will be held on October 27, 2021, at 10:30 a.m., Eastern Time. Only stockholders who hold shares of common stock of Spartacus Acquisition Corporation at the close of business on September 13, 2021, the record date for the special meeting, are entitled to vote at the special meeting and any adjournments or postponements thereof.

The special meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the special meeting online, vote and submit your questions during the special meeting by visiting https://www.cstproxy.com/spartacusacquisitioncorp/sm2021. We are pleased to utilize the virtual stockholder meeting technology to (i) provide ready access and cost savings for our stockholders and the Company, and (ii) to promote social distancing pursuant to guidance provided by the Center for Disease Control due to the novel coronavirus. The virtual meeting format allows attendance from any location in the world.

You are cordially invited to virtually attend the special meeting, which will be held to consider and vote upon the following matters:

(1)	The Business Combination Proposal — a proposal to approve the business combination and adopt the Merger Agreement;

(2)	The charter Proposals — proposals to approve the following material differences, among other changes, between the amended and restated certificate of incorporation of Shelf that will be in effect upon the closing of the Transactions (the “NextNav Charter”), and the Company’s current amended and restated certificate of incorporation (our “charter”): (i) the name of the new public entity will be “NextNav Inc.” as opposed to “Spartacus Acquisition Corporation”; (ii) various provisions applicable only to blank check companies that are not applicable to Shelf will be removed; (iii) Shelf will have 500,000,000 authorized shares of common stock and 100,000,000 authorized shares of preferred stock, as opposed to the Company having 221,000,000 authorized shares of capital stock, consisting of 200,000,000 shares of Class A common stock and 20,000,000 shares of Class B common stock (together with the Class A common stock, our “common stock”) and 1,000,000 authorized shares of preferred stock, and will only have one class of common stock; (iv) Shelf’s stockholders will be able to increase or decrease (but not below the number of shares thereof then outstanding) the number of authorized shares of common stock by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares, instead of by a vote of only the holders of that class being increased or decreased; (v) Shelf’s board of directors will be comprised of only one class of directors, with each director elected annually, as opposed to the current three classes of directors with each director elected to three year terms, and such directors may be removed with or without cause as opposed to only for cause; (vi) the NextNav Charter will include a requirement that the affirmative vote of at least two-thirds of the voting power of all the then outstanding shares Shelf be required to (A) adopt, amend or repeal any provision of the bylaws or (B) to amend certain articles of the NextNav Charter, unless two-thirds of the board of Shelf has already approved of change to the NextNav Charter, in which case only a majority of the voting power of all the then outstanding shares shall be required, in each case as opposed to, subject to certain exception, requiring a simple majority requirement; (vii) Shelf will not renounce any corporate opportunity; and (viii) the NextNav Charter will include provisions that restrict the transfer by certain Shelf stockholders other than our public stockholders for specific periods of time following closing;

(3)	The Incentive Plan Proposal — a proposal to adopt the NextNav Inc. 2021 Omnibus Incentive Plan (the “Omnibus Plan”);

(4)	The Employee Stock Purchase Plan Proposal — a proposal to adopt the NextNav Inc. 2021 Employee Stock Purchase Plan, (the “Employee Stock Purchase Plan”);

(5)	The Existing Director Election Proposal — a proposal to elect three Class I directors to serve on our board of directors until the 2024 annual meeting of stockholders, and until their respective successors are duly elected and qualified or until their earlier resignation, removal or death;

(6)	The New Director Election Proposal — a proposal to elect seven directors to Shelf’s board of directors (the “New Director Election Proposal” and together with the Existing Director Election Proposal, the “Director Election Proposals”);

(7)	The Nasdaq Proposal — a proposal to approve, in accordance with the provisions of Nasdaq Listing Rule 5635, the issuance of more than 20% of Spartacus’ issued and outstanding common stock in connection with the private placement of shares of Spartacus’ Class A common stock in connection with and immediately prior to consummation of the Business Combination; and

(8)	The Adjournment Proposal — a proposal to approve the adjournment of the special meeting by the chairman thereof to a later date, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Business Combination Proposal, the charter Proposals, the Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal, the Director Election Proposals, or the Nasdaq Proposal.

These items of business are described in the attached proxy statement/prospectus, which we encourage you to read in its entirety before voting. Only holders of record of our common stock at the close of business on September 13, 2021 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting.

All Spartacus stockholders are cordially invited to virtually attend the special meeting. To ensure your representation at the special meeting, however, we urge you to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a stockholder of record, you may also cast your vote online at the special meeting. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the special meeting. If you fail to return your proxy card and do not attend the special meeting online to vote, if you abstain from voting, or if you hold your shares in “street name” through a broker or other nominee and fail to give such nominee voting instructions (a “broker non-vote”), it will have the same effect as a vote “AGAINST” the Business Combination Proposal but will have no effect on the charter Proposals, the Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal, the Existing Director Election Proposal, the New Director Election Proposal, the Nasdaq Proposal, or the Adjournment Proposal. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting and vote online, obtain a legal proxy from your broker or bank. Public stockholders may elect to redeem their public shares even if they vote “FOR” the Business Combination Proposal.

The Business Combination Proposal is conditioned on the approval of the charter Proposals, the New Director Election Proposal and the Nasdaq Proposal. In addition, (i) the charter Proposals are conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal, (ii) the Incentive Plan Proposal and the Employee Stock Purchase Plan Proposal are conditioned on the approval of the Business Combination Proposal, the charter Proposals and the Nasdaq Proposal, (iii) the New Director Election Proposal is conditioned on the approval of the Business Combination Proposal, the charter Proposals and the Nasdaq Proposal and (iv) the Nasdaq Proposal is conditioned on the Business Combination Proposal and the charter Proposals. Neither the Existing Director Election Proposal nor the Adjournment Proposal is conditioned on the approval of any other proposal set forth in the proxy statement/prospectus.

It is important for you to note that if the Business Combination Proposal is not approved by our stockholders, or if any other proposal is not approved by our stockholders and we and NextNav do not waive the applicable closing condition under the Merger Agreement, then we will not consummate the Transactions. After careful consideration, our board of directors has determined that the Business Combination Proposal, the charter Proposals, the Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal, the Director Election Proposals, the Nasdaq Proposal, and the Adjournment Proposal are fair to and in the best interests of Spartacus and our stockholders and, therefore, unanimously recommends that you vote or give instruction to vote “FOR” the Business Combination Proposal and “FOR” the other proposals presented in the accompanying proxy statement/prospectus. In considering the recommendation of our board of directors, you should keep in mind that our directors and executive officers may have interests in the Business Combination that are different from, or in addition to, the interests of our stockholders generally. For additional information, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

A complete list of Spartacus stockholders of record entitled to vote at the special meeting will be available for inspection by Spartacus stockholders (i) for ten days before the special meeting at the principal executive offices of Spartacus during ordinary business hours for any purpose germane to the special meeting and (ii) during the special meeting at https://www.cstproxy.com/spartacusacquisitioncorp/sm2021.

Your vote is very important, regardless of the number of shares of our common stock you own. To ensure your representation at the special meeting, please take the time to vote by following the instructions contained in the accompanying proxy statement/prospectus and on your proxy card. Please vote promptly whether or not you expect to virtually attend the special meeting. Submitting a proxy now will not prevent you from being able to vote online at the special meeting.

Your attention is directed to the proxy statement/prospectus accompanying this notice (including the annexes thereto) for a more complete description of the business combination and related transactions and each of our proposals. Whether or not you plan to virtually attend the special meeting, we urge you to read the accompanying proxy statement/prospectus and its annexes carefully, including the section entitled “Risk Factors” beginning on page 41 thereof. If you have any questions regarding the accompanying proxy statement/prospectus or need assistance voting your shares, please call our proxy solicitor, Morrow Sodali LLC at (i) (800) 662-5200 if you are a stockholder or (ii) collect at (203) 658-9400 if you are a broker or bank.

Duluth, Georgia	By Order of the Board of Directors,
October 12, 2021	/s/ Igor Volshteyn
Igor Volshteyn
Chief Financial Officer and Corporate Secretary

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